As filed with the Securities and Exchange Commission on November 13, 1998
                                                  Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                        MODIS PROFESSIONAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                  Florida                               59-3116655
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)                Marc M. Mayo, Esq.
           One Independent Drive                   Senior Vice President
           Jacksonville, FL 32202                   and General Counsel
                904-360-2000                       One Independent Drive
(Address, including zip code, and telephone        Jacksonville, FL 32202
number, including area code, of registrant's             904-360-2000
        principal executive offices)         (Name, address, including zip code,
                                            and telephone number including area
                                                  code, of agent for service)

                              --------------------
                                   Copies to:

                             Michael B. Kirwan, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 N. Laura St., Suite 2800
                             Jacksonville, FL 32202
                              --------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
                              ____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed
                                                                    maximum             Proposed
                                                Amount             aggregate            maximum            Amount of
            Title of Shares                     to be           offering price         aggregate          registration
           to be registered                   registered         per Share (1)     offering price (1)         fee

Common Stock $.01 par value per share      6,603,524 shares         $14.75            $97,401,979          $27,077.75
======================================= ======================  ===============  ====================== ================

Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on November 12, 1998, as reported on the New York Stock Exchange.

                             -----------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

     We will amend and complete the information in this prospectus. Although we are permitted by U.S. federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                  SUBJECT TO COMPLETION, DATED November 13, 1998

                                   PROSPECTUS

                               6,603,524 SHARES OF
                                  COMMON STOCK

                        MODIS PROFESSIONAL SERVICES, INC.

     This Prospectus relates to 6,603,524 shares of Common Stock of Modis Professional Services, Inc. (the "Company"). 1,130,011 of the shares were acquired from the Company by certain shareholders in connection with the acquisition by the Company of Office Specialists, Inc., 4,598,698 of the shares were acquired from the Company by certain shareholders in connection with the acquisition by the Company of each of Actium Technologies, Inc., Actium Tools, Inc., and Actium Corporation and 874,815 of the shares were acquired from the Company by certain Shareholders (together, the "Selling Shareholders") in connection with the acquisition by the Company of Consulting Partners, Inc. See "Selling Shareholders". The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution."

     The shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. See "Selling Shareholders" and "Plan of Distribution."

     None of the proceeds from the sale of the shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with respect to sales of the shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The shares of Common Stock of the Company are traded on the New York Stock Exchange ("NYSE") under the symbol MPS. On _______ , 1998, the last sales price for the shares of Common Stock as reported by NYSE was $ per share.

                             ---------------------

     Neither the SEC nor any State securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is November ___, 1998

                                TABLE OF CONTENTS

                                                                            PAGE

WHERE YOU CAN FIND MORE INFORMATION............................................3

THE COMPANY....................................................................4

SELLING SHAREHOLDERS...........................................................5

PLAN OF DISTRIBUTION...........................................................7

LEGAL OPINIONS.................................................................7

EXPERTS........................................................................7

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Company's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998;

     (3) The Company's  Current Report on Form 8-K/A dated October 1, 1998;

     (4) The Company's Current Report on Form 8-K dated November 12, 1998;

     (5) The Company's Definitive Proxy Statement on Schedule 14A filed July 2, 1998; and

     (6) The description of the Company's Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Marc M. Mayo
          Senior Vice President, General Counsel and Secretary
          Modis Professional Services, Inc.
          One Independent Drive
          Jacksonville, Florida  32202
          904-360-2000

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

     The Company is a global provider of business services, including consulting, outsourcing, outplacement, training and strategic staffing services. The Company provides human resource solutions in the information technology, accounting, legal, engineering/technical and scientific areas. The Company serves the Fortune 1000 and other leading businesses through its offices located in the United States, Canada, the United Kingdom, Continental Europe and Latin America. The Company's revenues are primarily from the United States, as the Company's global expansion began during 1997 through a series of acquisitions. The Company's business is comprised of two divisions, Information Technology and Professional Services.

     The Company is incorporated under the laws of the State of Florida. The address and telephone number of its principal executive offices are One Independent Drive, Jacksonville, Florida, 32202, telephone number (904) 360-2000.

                              SELLING SHAREHOLDERS

     The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after completion of the offering.


                                          SHARES                           SHARES
                                       BENEFICIALLY       SHARES        BENEFICIALLY
                                      OWNED PRIOR TO      BEING            OWNED
        SELLING SHAREHOLDER           OFFERING(1)(2)     OFFERED      AFTER OFFERING(2)
        -------------------           --------------    ---------     -----------------

Richard A. Koplow(3)................        416,136      416,136                   0

Florence Koplow(4)..................        337,484      337,484                   0

Lawrence E. Derito(5)...............        151,561      151,561                   0

Brent Road Limited Partnership(6)...         78,652       78,652                   0

The Lexington Trust, dated December
 24, 1985(7)........................         73,089       73,089                   0

The Concord Trust, dated December
 28, 1985(8)........................         73,089       73,089                   0

Charles A. Murray (9)...............      2,690,248    2,690,248                   0


John L. Connolly (10)...............      1,540,570    1,540,570                   0

Alan T. Schiffman, John Hopkins, and
  Kenneth S. Foreman, Trustees
  U/A/D September 30, 1996
  for the benefit of
  Kate L. Connolly (11)...........           45,985       45,985                   0

Alan T. Schiffman, John Hopkins, and
  Kenneth S. Foreman, Trustees
  U/A/D September 30, 1996
  for the benefit of
  Steven J. Connolly (12)...........         45,985       45,985                   0

Alan T. Schiffman, John Hopkins, and
  Kenneth S. Foreman, Trustees
  U/A/D December 23, 1997
  for the benefit of
  Kate L. Connolly (13)...........           45,985       45,985                   0

Alan T. Schiffman, John Hopkins, and
  Kenneth S. Foreman, Trustees
  U/A/D December 23, 1997
  for the benefit of
  Steven J. Connolly (14)...........         45,985       45,985                   0

Mark O'Connor, John Campbell, and
  John Hopkins, Trustees
  U/A/D September 30, 1996
  for the benefit of
  Molly Sara Murray (15)...........          45,985       45,985                   0

Mark O'Connor, John Campbell, and
  John Hopkins, Trustees
  U/A/D September 30, 1996
  for the benefit of
  Melissa Hannah Murray (16)...........      45,985       45,985                   0

Mark O'Connor, John Campbell, and
  John Hopkins, Trustees
  U/A/D December 19, 1997
  for the benefit of
  Melissa Hannah Murray (17)...........      45,985       45,985                   0

Mark O'Connor, John Campbell, and
  John Hopkins, Trustees
  U/A/D December 19, 1997
  for the benefit of
  Molly Sara Murray (18)...............      45,985       45,985                   0

Cathy F. Schermer (19)................      863,879      863,879                   0

Consulting Partners, Inc.
  Employee Stock Ownership
  Plan and Trust (20)..................      10,936       10,936                   0
                                          ---------    ---------           ---------

  Total.............................      6,603,524    6,603,524                   0

     (1) All share ownership information was provided to the Company by the Selling Shareholders.

     (2) Assumes that all of the shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Other than Charles A. Murray and John L. Connolly, each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding. Mr. Murray owns approximately 2.4% of the total number of shares of Common Stock outstanding. Mr. Connolly owns approximately 1.4% of the total number of shares of Common Stock outstanding.

     (3) Mr. Koplow served as Chairman of the Board and Treasurer of Office Specialists, Inc. prior to its acquisition by the Company. Includes (i) 146,178 shares beneficially owned as co-trustee of two trusts for the benefit of Mr. Koplow's children and (ii) 78,652 shares beneficially owned as the general partner of a partnership, the limited partner of which is one of Mr. Koplow's minor children. Does not include 191,306 shares held by Mr. Koplow's wife, Florence Koplow. Mr. Koplow disclaims beneficial ownership of all such shares.

     (4) Mrs. Koplow served as Secretary and Director of Office Specialists, Inc. prior to its acquisition by the Company. Includes 146,178 shares beneficially owned as co-trustee of two trusts for the benefit of Mrs. Koplow's children. Does not include 191,306 shares held by Mrs. Koplow's husband, Richard
A. Koplow.

     (5) Mr. Derito serves as President of Office Specialists, Inc., which has recently been sold by the Company to Randstad U.S., L.P. Mr. Derito previously served as Chief Executive Officer, President and Vice Chairman of the Board of Office Specialists, Inc. prior to its acquisition by the Company.

     (6) The Brent Road Limited Partnership is a limited partnership of which Richard A. Koplow is the general partner and one of Mr. Koplow's minor children is the limited partner.

     (7) The Lexington Trust is a trust for the benefit of Richard and Florence Koplow's children, of which Richard and Florence Koplow are the co-trustees.

     (8) The Concord Trust is a trust for the benefit of Richard and Florence Koplow's children, of which Richard and Florence Koplow are the co-trustees.

     (9) Mr. Murray serves as Chief Executive Officer of Actium Technologies, Inc. and Actium Tools, Inc. (together, the "Actium Companies") and previously served as Chief Executive Officer and a director of the Actium Companies prior to their acquisition by the Company.

     (10) Mr. Connolly serves as Senior Vice President of Actium Technologies, Inc. and Chief Operating Officer of Actium Tools, Inc. and previously served as Chief Operating Officer, Secretary and a director of Actium Technologies, Inc. and as Chief Operating Officer, President, Secretary and a director of Actium Tools, Inc. prior to their acquisition by the Company.

     (11) The shares are owned by a trust for the benefit of John L. Connolly's minor daughter. Mr. Connolly disclaims beneficial ownership of all shares held by the trust.

     (12) The shares are owned by a trust for the benefit of John L. Connolly's minor son. Mr. Connolly disclaims beneficial ownership of all shares held by the trust.

     (13) The shares are owned by a trust for the benefit of John L. Connolly's minor daughter. Mr. Connolly disclaims beneficial ownership of all shares held by the trust.

     (14) The shares are owned by a trust for the benefit of John L. Connolly's minor son. Mr. Connolly disclaims beneficial ownership of all shares held by the trust.

     (15) The shares are owned by a trust for the benefit of Charles A. Murray's minor daughter. Mr. Murray disclaims beneficial ownership of all shares held by the trust.

     (16) The shares are owned by a trust for the benefit of Charles A. Murray's minor daughter. Mr. Murray disclaims beneficial ownership of all shares held by the trust.

     (17) The shares are owned by a trust for the benefit of Charles A. Murray's minor daughter. Mr. Murray disclaims beneficial ownership of all shares held by the trust.

     (18) The shares are owned by a trust for the benefit of Charles A. Murray's minor daughter. Mr. Murray disclaims beneficial ownership of all shares held by the trust.

     (19) Cathy F. Schermer served as chairperson of the Board, Vice President, Secretary and Treasurer of Consulting Partners, Inc. prior to its acquisition by the Company. Includes 87,481 shares held in escrow by SunTrust Bank Atlanta pursuant to the Escrow Agreement dated August 31, 1998.

     (20) The Consulting Partners, Inc. Employee Stock Ownership Plan and Trust was established in 1990 for the purpose of providing retirement benefits for eligible employees of Consulting Partners, Inc.

                              PLAN OF DISTRIBUTION

     The shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges including the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares.

     If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act of 1933, as amended, under certain circumstances. In effecting sales, brokers or dealers engaged by the Selling Stockholders and/or purchasers of the shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. From time to time the Selling Stockholders may engage in short sales, short sales versus the box, puts and calls, contracts for future sale, and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. The Company will bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the shares. The Company has agreed to indemnify the Selling Shareholders against certain
liabilities   including  liabilities  under  the  Securities  Act.  The  Selling
Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders and any broker or dealer who acts in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

                                 LEGAL OPINIONS

     A legal opinion to the effect that the shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Jacksonville, Florida, counsel to the Company.

                                     EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                6,603,524 Shares

                                    ACCUSTAFF
                                  INCORPORATED

                                  Common Stock

                               P R O S P E C T U S


                                November ___, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      Registration fee to SEC                             $27,077.75
      Accounting fees and expenses                            10,000
      Legal fees and expenses                                 10,000
      Miscellaneous expenses                                  10,000
                                                           ---------
                                    Total                 $57,077.75
                                                          ==========

The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities including liabilities under the Securities Act.

Item 15.   Indemnification of Directors and Officers

     Article 10 of the Bylaws of the Registrant require the Registrant, to the fullest extent permitted or required by the Florida Business Corporation Act (the "FBCA"), to (i) indemnify its directors against any and all liabilities and
(ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Registrant.

     The Registrant's Bylaws also provide that the Registrant may purchase insurance on behalf of one or more of its directors, irrespective of whether the Registrant would be obligated to indemnify or advance expenses to such director. The Registrant has purchased insurance to protect directors, officers, employees or other agents and the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

     The Registrant's Articles of Incorporation limit or eliminate the liability of the Registrant's directors or officers to the Registrant or its shareholders for any monetary damages to the full extent permitted under the FBCA. The Registrant's Articles of Incorporation also require the Registrant to indemnify a director or officer of the Registrant who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law.

     Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

     Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     Section 607.0850(4) provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by independent legal counsel:

     (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

     (2) if no quorum of directors can be obtained under paragraph (a) no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction.

     Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

     According to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the director derived improper personal benefit; (iii) a violation of Section 607.0834 of the FBCA, which concerns unlawful payment of dividends; or (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct, or recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 16.   Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Registration Statement:

Exhibit
  No.        Description

 4.1     Articles of Incorporation, as amended

 4.2     Amended and Restated Bylaws

 5.1     Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
         Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP

24.1     Power of Attorney (included as part of the signature page hereto)

Item 17.   Undertakings.

A.   Rule 415 Offerings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the Registration Statement is on Form

S-3, Form S-8 or Form F- 3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

C.   Indemnification of Officers, Directors and Controlling Persons.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.   Prospectus in a Registration Statement at the Time of Effectiveness.

     The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on September 4, 1998.

                        MODIS PROFESSIONAL SERVICES, INC.


                     By: /s/ Derek E. Dewan
                        ------------------------------------
                      Name:  Derek E. Dewan
                      Title: Chairman, President and Chief
                                Executive Officer

                                POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Derek E. Dewan, Michael D. Abney, Marc M. Mayo, and Robert P. Crouch and each of them (with full power in each to act alone), as his true and lawful attorneys- in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 4, 1998.


           Signature                                     Title
           ---------                                     -----

/s/ Derek E. Dewan
-------------------------------- Chairman, President, Chief Executive Officer
Derek E. Dewan                   and Director (principal executive officer)

/s/ Michael D. Abney
-------------------------------- Senior Vice President, Chief Financial Officer,
Michael D. Abney                 Treasurer and Director (principal financial
                                 officer)

/s/ Robert P. Crouch
-------------------------------- Vice President and Controller (principal
Robert P. Crouch                 accounting officer)

/s/ John K. Anderson, Jr.
-------------------------------- Director
John K. Anderson, Jr.

/s/ T. Wayne Davis
-------------------------------- Director
T. Wayne Davis

/s/ Daniel M. Doyle
-------------------------------- Director
Daniel M. Doyle

/s/ Peter J. Tanous
-------------------------------- Director
Peter J. Tanous

                                  EXHIBIT INDEX

Exhibit No.         Description

    4.1 Articles of Incorporation, as amended (Incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

    4.2             Amended  and  Restated   Bylaws   (Incorporated   herein  by
                    reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

    5.1             Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

   23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1).

   23.2             Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (included as part of the signature page hereto).